News Release

Investor Relations Contacts:
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Vice President, Global Corporate Communications and Public Relations
(609) 208-8121
laurene.isip@integralife.com

Integra LifeSciences Reports First Quarter 2021 Financial Results
Princeton, New Jersey, April 28, 2021 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the first quarter ending March 31, 2021.
First Quarter 2021 Financial Summary
•Reported revenues were $360.1 million, representing an increase of 1.6% on a reported basis and an increase of 2.9% on an organic basis compared to the prior year;
•GAAP earnings per diluted share were $0.53, compared to GAAP earnings of $0.11 in the first quarter of 2020. Adjusted earnings per diluted share were $0.69, compared to $0.48 in the prior year;
•The Company is raising the lower end of its full-year 2021 revenue guidance by $5 million to a revised range of $1,525 million to $1,535 million and guiding towards the higher end of the full-year 2021 adjusted earnings per share guidance range of $2.86 to $2.93.
"We are pleased with the strong start to the year, having returned to organic growth in the first quarter, despite the ongoing headwinds from COVID-19," said Peter Arduini, Integra's president and chief executive officer. "We also expect an improvement in procedures as we move through the year, positioning Integra to achieve our 2021 financial targets."

Total reported revenues were $360.1 million, representing an increase of 1.6% on a reported basis and an increase of 2.9% on an organic basis compared to the prior year. Total reported revenues include $14.1 million from the acquisition of ACell, which was completed on January 20, 2021.
The Company reported GAAP gross margin of 59.5%, compared to 62.3% in the first quarter of 2020. Adjusted gross margin was 67.3% compared to 68.3% in the prior year. Adjusted gross margin in the first quarter of 2021 was impacted by the timing of the divestiture of Extremity Orthopedics, which was completed on January 4, 2021, and the acquisition of ACell, which closed on January 20, 2021. Additionally, adjusted gross margin in the first quarter 2021 was impacted by a stronger mix of international revenue as compared to U.S. revenue, as well as idle capacity costs attributable to the impact of COVID-19 resurgences on our workforce.

Adjusted EBITDA for the first quarter of 2021 was $89.9 million, or 25.0% of revenue, compared to $75.7 million, or 21.4% of revenue in the prior year. Adjusted EBITDA margins benefited from slightly higher revenue and lower operating expenses compared to the prior year.
The Company reported GAAP net income of $45.4 million, or $0.53 per diluted share, in the first quarter of 2021, compared to GAAP net income of $9.2 million, or $0.11 per diluted share, in the prior year. GAAP net income for the first quarter 2021 includes a pretax gain of $42.9 million from the divestiture of the Extremity Orthopedics business, which was completed on January 4, 2021.
Adjusted net income for the first quarter of 2021 was $59.0 million, or $0.69 per diluted share, compared to $41.3 million, or $0.48 per diluted share, in the prior year.
2021 Full-Year Outlook
The Company is providing forward-looking guidance regarding adjusted earnings per diluted share, but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results. Adjusted earnings per diluted share also excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be approximately $0.71 per diluted share for the full-year 2021.
In addition, the Company will continue to monitor the ongoing uncertainty around the scope and duration of the pandemic and its impact on financial performance. The Company does not expect the ongoing impact of the pandemic to be uniform across all markets and product lines. The Company's guidance assumes a gradual improvement in surgical procedures with no further setbacks from new surges or new COVID variants.

For the second quarter 2021, the Company expects revenues to be in a range of $372 million to $378 million, representing reported growth of approximately 44% to 46% and organic growth of 42% to 44%. Adjusted earnings per diluted share are expected to be in a range of $0.63 to $0.67.

The Company is raising the lower end of its full-year 2021 revenue guidance by $5 million to a revised range of $1,525 million to $1,535 million, representing reported growth of 11% to 12% and organic growth of 12% to 13%. The Company is also guiding towards the higher end of its full-year 2021 adjusted earnings per share guidance range of $2.86 to $2.93.

The Company is reiterating its expectation that the reported revenue contribution from ACell will be in the range of $83 million to $88 million for the full-year 2021, including approximately $20 million in the second quarter.

In the future, the Company may record, or expects to record, gains or losses, expenses, or charges as described in the Discussion of Adjusted Financial Measures below, which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET today, Wednesday, April 28, 2021, to discuss financial results for the first quarter. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the prepared remarks.
Integra's management team will reference a presentation during the conference call. The presentation can be found on investor.integralife.com.

Access to the live call is available by dialing (800) 353-6461 and using the passcode 8109382. The call can also be accessed via a webcast link provided on investor.integralife.com. A replay of the call will be available until May 8, 2021 by dialing (888) 203-1112 and using the passcode 8109382. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, MatriStem® UBM, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates.
Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, litigation charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, convertible debt non-cash interest, and income tax expense (benefit) related to non-GAAP adjustments and other items. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the impact of COVID-19 on the Company; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate ACell, Inc., and other acquired businesses; the Company’s ability to achieve sales growth in a timely fashion and execute on its channel reorganization in its Tissue Technologies segment; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors”

included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2020 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) discontinued product lines charges; (iv) EU Medical Device Regulation-related charges; (v) COVID-19 related charges; (vi) convertible debt non-cash interest; (vii) intangible asset amortization expense; and (viii) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment.

Reconciliations of GAAP revenues to organic revenues, GAAP adjusted net income to adjusted EBITDA and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended March 31, 2021 and 2020, and the free cash flow and free cash flow conversion for the quarters ended March 31, 2021 and 2020, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Total revenues, net	$360,071	$354,324

Costs and expenses:
Cost of goods sold	145,823	133,476
Research and development	22,374	20,816
Selling, general and administrative	156,633	165,952
Intangible asset amortization	4,527	6,977
Total costs and expenses	329,357	327,221

Operating income	30,714	27,103

Interest income	1,748	2,570
Interest expense	(12,929)	(17,752)
Gain from the sale of business	42,876	—
Other income (expense), net	4,869	(479)
Income before income taxes	67,278	11,442
Income tax expense	21,884	2,262
Net income	$45,394	$9,180

Net income per share:
Diluted net income per share	$0.53	$0.11

Weighted average common shares outstanding for diluted net income per share	85,258	85,892

The following table presents revenues disaggregated by the major sources for the three months ended March 31, 2021 and 2020 (amounts in thousands):

	Three Months Ended March 31,
	2021	2020	Change
Neurosurgery	$189,254	$184,943	2.3%
Instruments	51,987	46,497	11.8%
Total Codman Specialty Surgical	$241,241	$231,440	4.2%

Wound Reconstruction and Care	88,698	72,267	22.7%
Extremity Orthopedics	—	21,472	—
Private Label	30,132	29,145	3.4%
Total Tissue Technologies	$118,830	$122,884	(3.3)%
Total reported revenues	$360,071	$354,324	1.6%

Impact of changes in currency exchange rates	(5,855)	—
Less contribution of revenues from acquisitions	(14,091)	—
Less contribution of revenues from divested products	—	(21,240)
Less contribution of revenues from discontinued products	(4,565)	(7,045)
Total organic revenues(1)	$335,560	$326,039	2.9%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended March 31, 2021

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	(27,001)	8,047	7,837	1,578	—	(44,463)	—
Structural Optimization charges	3,946	1,835	1,571	540	—	—	—
EU Medical Device Regulation charges	5,748	264	2,086	3,398	—	—	—
Discontinued product lines charges	33	33	—	—	—	—	—
Intangible asset amortization expense	22,541	—	—	—	22,541	—	—
Estimated income tax impact from above adjustments and other items	8,362	—	—	—	—	—	8,362
Total adjustments	$13,629	$10,179	$11,494	$5,516	$22,541	$(44.463)	$8,362

Depreciation expense	9,427	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses. The Company completed the sales of its Extremity Orthopedics business and recognized a gain of $42.9 million for the three months ended March 31, 2021 which was partially offset by other acquisition, divestiture and integration-related charges.

Three Months Ended March 31, 2020
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	OI&E (e)	Tax (f)
Structural optimization charges	3,241	502	2,739	—	—	—	—
Acquisition and integration-related charges(1)	6,166	2,583	4,634	(1,051)	—	—	—
COVID-19 related charges	4,706	2,996	1,710	—	—	—	—
EU Medical Device Regulation charges	2,187	41	2,146	—	—	—	—
Discontinued product line charges	3,185	3,185	—	—	—	—	—
Intangible asset amortization expense	18,666	11,689	—	—	6,977	—	—
Convertible debt non-cash interest	2,529	—	—	—	—	2,529	—
Expenses related to debt refinancing	2,740	—	—	—	—	2740	—
Estimated income tax impact from above adjustments and other items	(11,255)	—	—	—	—	—	(11,255)
Total adjustments	$32,165	$20,996	$11,229	$(1,051)	$6,977	$5,269	$(11,255)

Depreciation expense	10,484	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & Development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences and Rebound Therapeutics acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2021	2020

GAAP net income	$45,394	$9,180
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	31,968	29,150
Other (income) expense, net	(3,282)	479
Interest expense, net	11,181	9,913
Income tax expense	21,884	2,262
Discontinued product lines charges	33	3,185
Structural optimization charges	3,946	3,241
EU Medical Device Regulation charges	5,748	2,187
Acquisition, divestiture and integration-related charges(1)	(27,001)	6,166
COVID-19 related charges	—	4,706
Convertible debt non-cash interest (2)	—	2,529
Expenses related to debt refinancing	—	2,740

Total of non-GAAP adjustments	44,477	66,558
Adjusted EBITDA	$89,871	$75,738

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses. The Company completed the sales of its Extremity Orthopedics business and recognized a gain of $42.9 million for the three months ended March 31, 2021 which was partially offset by other acquisition, divestiture and integration-related charges.
(2) Upon adoption of ASU No. 2020-06, the Company will no longer incur non-cash interest expense for the amortization of debt discount.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020

GAAP net income	$45,394	$9,180
Non-GAAP adjustments:
Structural optimization charges	3,946	3,241
Acquisition, divestiture and integration-related charges(1)	(27,001)	6,166
COVID-19 related charges	—	4,706
EU Medical Device Regulation charges	5,748	2,187
Discontinued product lines charges	33	3,185
Intangible asset amortization expense	22,541	18,666
Expenses related to debt refinancing	—	2,740
Convertible debt non-cash interest (2)	—	2,529
Estimated income tax impact from adjustments and other items	8,362	(11,255)

Total of non-GAAP adjustments	13,629	32,165
Adjusted net income	$59,023	$41,345

Adjusted diluted net income per share	$0.69	$0.48
Weighted average common shares outstanding for diluted net income per share	85,258	85,892

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses. The Company completed the sales of its Extremity Orthopedics business and recognized a gain of $42.9 million for the three months ended March 31, 2021 which was partially offset by other acquisition, divestiture and integration-related charges.
(2) Upon adoption of ASU No. 2020-06, the Company will no longer incur non-cash interest expense for the amortization of debt discount.

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31, 2021	December 31, 2020

Cash and cash equivalents	$408,976	$470,166
Accounts receivable, net	223,542	225,532
Inventories, net	328,049	310,117

Current and long-term borrowing under senior credit facility	967,672	967,137
Borrowings under securitization facility	110,900	$112,500
Long-term convertible securities	562,240	474,834

Stockholders' equity	$1,529,331	$1,514,867

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2021	2020

Net cash provided by operating activities	$69,081	$20,814
Net cash used in investing activities	(117,566)	(21,485)
Net cash (used) provided by financing activities	(3,015)	162,005
Effect of exchange rate changes on cash and cash equivalents	(9,690)	(2,533)

Net increase in cash and cash equivalents	$(61,190)	$158,801

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$69,081	$20,814

Purchases of property and equipment	(6,675)	(16,519)
Free cash flow	62,406	4,295

Adjusted net income(1)	$59,023	$41,345
Adjusted free cash flow conversion	105.7%	10.4%

	Twelve Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$252,102	$222,769

Purchases of property and equipment	(29,046)	(69,971)
Adjusted free cash flow	223,056	152,798

Adjusted net income(1)	$226,343	$222,310
Adjusted free cash flow conversion	98.6%	68.7%

(1) Adjusted net income for quarters ended March 31, 2020 and 2021 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.